UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 26, 2010

CARDIMA, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

47266 Benicia Street, Fremont, California, 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 354-0300

Copies to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On October 26, 2010, the Board of Directors of Cardima, Inc., approved the filing of a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code.  The Company anticipates making the filing with the United States Bankruptcy Court for the Northern District of California by December 17, 2010.

The decision to file for bankruptcy protection under Chapter 11 follows an intensive effort by the Board and Management to raise capital and find a strategic partner.  Although the Company has taken steps in 2010 to reduce costs by lowering employee headcount and other administrative costs, to date, there are no definitive agreements in place to raise additional capital.  The purpose of the bankruptcy filing is to provide stability to Cardima, Inc. while it continues to seek interest from potential partners and/or executes a number of restructuring efforts.  There can be no assurance that any definitive agreement will ever materialize. If we are unable to raise additional capital, our business may fail.

On November 22, 2010, the Company received a letter, dated November 17, 2010, from the Financial Industry Regulatory Authority (“FINRA”) stating that the Company is delinquent with respect to the filing of form 10-Q for the period ending September 30, 2010.  The letter further states that unless the delinquent filing is timely filed by December 17, 2010, the securities of the Company will not be eligible for quotation on the OTC Bulletin Board.  On November 18, 2010, our stock symbol was changed from CADM.OB to CADME.OB and the Company was listed on the OTCB Daily List.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: December 17, 2010	By:	/s/Phil Radlick
Name: Phil Radlick
Interim President and CEO

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